Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Cameron International Corporation of our report dated February 26, 2014, except for the effects of discontinued operations as discussed in Note 1, as to which the date is June 16, 2014, with respect to the consolidated financial statements of Cameron International Corporation included in this Current Report on Form 8-K of Cameron International Corporation.

Registration Statement No.	Purpose
No. 33-95002 No. 333-192044	Form S-8 Registration Statement pertaining to the Cameron International Corporation Retirement Savings Plan
No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant
No. 333-46638 No. 333-82082 No. 333-61820 No. 333-104755	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan
No. 333-128414 No. 333-136900 No. 333-191393	Form S-8 Registration Statement pertaining to the Cameron International Corporation Equity Incentive Plan
No. 333-151838	Form S-3ASR Registration Statement pertaining to the Cameron International Corporation $750 Million Ten-year and Thirty-year Unsecured Senior Notes
No. 333-156712	Form S-8 Registration Statement pertaining to the Cameron International Corporation Deferred Compensation Plan for Non-Employee Directors
No. 333-156712 No. 333-192043	Form S-8 Registration Statement pertaining to the Cameron International Corporation Nonqualified Deferred Compensation Plan
No. 333-178708	Form S-3 ASR Registration Statement pertaining to the Cameron International Corporation Shelf Registration of Securities
No. 333-193002	Form S-3 Registration Statement pertaining to the Cameron International Corporation Retirement Savings Plan Rescission Offer
No. 333-189589	Form S-8 Registration Statement pretaining to the OneSubsea LLC Retirement Savings Plan and the OneSubsea LLC Nonqualified Deferred Compensation Plan

/s/ Ernst & Young LLP

Houston, Texas
June 16, 2014